Exhibit 99.1

Contacts:
Harriet Brand
The Princeton Review
(212) 874-8282 ext. 1091

Robin Raskin
The Princeton Review
(212) 874-8282 ext. 1647

FOR IMMEDIATE RELEASE

The Princeton Review Reports Preliminary Q4 Results

New York, NY, February 17, 2005 -- The Princeton Review, Inc. (Nasdaq: REVU), a leading provider of test preparation, assessment, and college admissions services, today announced preliminary results for its fourth quarter ended December 31, 2004.

Preliminary results indicate that revenue for the 2004 fourth quarter is expected to be approximately $27 million, and the Company now expects a net loss for the quarter.  This compares to previously issued guidance for the quarter of $28 million - $30 million in revenue and EPS in the range of breakeven to $0.02 (before the goodwill write-down described below).

The largest component of the net loss is a non-cash, impairment write-down of the goodwill associated with the Company’s 2001 acquisition of Embark.com, Inc., which will cost approximately $0.17 per share.  Additionally, the Company had significantly higher than expected professional services fees, largely related to Sarbanes-Oxley compliance, and bad debt expenses, which also negatively impacted the bottom line.

The above unaudited results are preliminary, and subject to The Princeton Review’s management and independent auditors completing their customary quarterly closing and review procedures.

The Company will release detailed financial results for both its fourth quarter and the fiscal year ending December 31, 2004, and hold an earnings conference call, in mid-March.  The exact date of the earnings release and information for participating on the call will be announced in a subsequent release.

About The Princeton Review
The Princeton Review (Nasdaq: REVU) is a pioneer in the world of education. Founded in 1981 and headquartered in New York City, the Company offers private tutoring and classroom and online test preparation to help students improve their scores in college and graduate school admissions tests. The Company’s free website, www.PrincetonReview.com, helps over half of university-bound students research, apply to, prepare for, and learn how to pay for their higher education, and helps hundreds of colleges and universities streamline their admissions and recruiting activities. In addition, The Princeton Review works with school districts around the U.S. to measurably strengthen students’ academic skills by connecting ongoing assessment with professional development and instruction and by providing districts with college and career resources for both students and guidance counselors. The Company also authors more than 190 print and software titles on test preparation, college and graduate school selection and admissions, and related topics.

Safe Harbor Statement
All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may be identified by words such as “believe”, “intend,” “expect”, “may”, “could”, “would”, “will”, “should”, “plan”, “project”, “contemplate”, “anticipate”, or similar statements.  Because these statements reflect The Princeton Review’s current views concerning future events, these forward-looking statements are subject to risks and uncertainties.  The Princeton Review’s actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, demand for the company’s products and services; the company’s ability to compete effectively and adjust to rapidly changing market dynamics; the timing of revenue recognition from significant contracts with schools and school districts; market acceptance of the company’s newer products and services; continued federal and state focus on assessment and remediation in K-12 education; and the other factors described under the caption “Risk Factors” in The Princeton Review’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.  The Princeton Review undertakes no obligation to update publicly any forward-looking statements contained in this press release.

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